                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
    (as filed with the Securities and Exchange Commission on April 9, 2001)

Filed by the Registrant              [X]
Filed by a Party other than the
Registrant                           [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                         Hearst-Argyle Television, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[_]Fee paid previously with preliminary materials:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes

                                 Hearst-Argyle
                               ----------------
                               Television, Inc.
                              888 Seventh Avenue
                           New York, New York 10106

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 2001

                               ----------------

To the Stockholders of Hearst-Argyle Television, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "2001 Annual Meeting") of Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), will be held at the Metro-Goldwyn-Mayer screening theater, 1350 Avenue of the Americas, first floor, New York, New York 10019 on Thursday, May 10, 2001, at 11:00 a.m., local time, for the following purposes:

    (1) To elect one Series A Class II Director and six Series B Class II Directors to hold office for a term of two years or until their respective successors are elected and qualified;

    (2) To consider and vote upon a proposal (the "Plan Proposal") to amend and restate the 1997 Stock Option Plan (the "1997 Stock Option Plan") in order to authorize the issuance of an aggregate (inclusive of shares previously reserved for issuance pursuant to the 1997 Stock Option Plan) of 8,745,362 shares of the Company's Series A Common Stock, $0.01 par value, to make certain ministerial changes to the 1997 Stock Option Plan, as more fully described in this Proxy Statement and to adopt such amendment and restatement as the resulting "Amended and Restated 1997 Stock Option Plan"; and

    (3) To transact such other business as may properly come before the meeting or its adjournment.

  The close of business on March 30, 2001 has been fixed by the Company's Board of Directors as the record date for the 2001 Annual Meeting. Only holders of record of the Company's Series A Common Stock, Series B Common Stock, Series A Preferred Stock and Series B Preferred Stock on that date will be entitled to notice of and to vote at the 2001 Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

  We will make available a list of stockholders as of the close of business on March 30, 2001, for inspection during normal business hours from April 27, 2001 through May 9, 2001, at the office of the Secretary of the Company. The list will also be available at the meeting.

  A Proxy Statement, form of Proxy and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 2000 accompany this notice.

  It is important that your shares be represented at the 2001 Annual Meeting. Whether or not you expect to attend in person, please vote, sign and date the form of Proxy and return it in the enclosed envelope. Stockholders who attend the 2001 Annual Meeting may revoke their Proxies and vote in person if they desire.

                                          By Order of the Board of Directors,

                                          /S/ David J. Barrett
                                          David J. Barrett,
                                          President and
                                          Chief Executive Officer

April 9, 2001
New York, New York

                                 Hearst-Argyle
                               ----------------
                               Television, Inc.
                              888 Seventh Avenue
                           New York, New York 10106

                               ----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 2001

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement and accompanying Proxy are furnished to the stockholders of Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders of the Company (the "2001 Annual Meeting") to be held at the Metro-Goldwyn-Mayer screening theater, 1350 Avenue of the Americas, first floor, New York, New York 10019 on Thursday, May 10, 2001, at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

  This Proxy Statement and form of Proxy are first being mailed to such stockholders on or about April 9, 2001. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by the stockholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her Proxy at that time and vote in person if so desired. Unless revoked or unless contrary instructions are given, each Proxy duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote, as applicable:

    (1) FOR the election of the Series A director nominee (the "Series A Director") and the six Series B director nominees (the "Series B Directors") listed under "Election of Directors Proposal" to serve as Class II directors for a two-year term (the "Election of Directors Proposal");

    (2) FOR the adoption of the Plan Proposal; and

    (3) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

  The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DIRECTORS PROPOSAL AND FOR THE PLAN PROPOSAL.

                               QUORUM AND VOTING

Record Date; Quorum

  The Company's Board of Directors has fixed the close of business on Friday, March 30, 2001 as the record date (the "Record Date") for the 2001 Annual Meeting. Only holders of record of the Company's Series A Common Stock, Series B Common Stock (together with the Series A Common Stock, the "Common Stock"), Series A Preferred Stock and Series B Preferred Stock (together with the Series A Preferred Stock, the "Preferred Stock") on the Record Date will be entitled to notice of and to vote at the 2001 Annual Meeting and any adjournments and postponements thereof. On the Record Date, there were 91,749,994 shares of Common Stock (consisting of 50,451,346 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock) held by approximately 768 stockholders of record, outstanding and entitled to vote at the 2001 Annual Meeting and there were 21,876 shares of Preferred Stock (consisting of 10,938 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock) held by four stockholders of record, outstanding and entitled to vote at the 2001 Annual Meeting.

  Except with respect to the election of directors, the presence, in person or by Proxy, of the holders of a majority of the voting power of the outstanding shares of all of the classes of the Company's capital stock is necessary to constitute a quorum at the meeting, provided that in no event may a quorum consist of less than one-third of the outstanding shares of all of the classes of the Company's capital stock. With respect to the election of the Series A Director, the presence in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of the Series A Common Stock, the Series A Preferred Stock and the Series B Preferred Stock is necessary to constitute a quorum, provided that in no event may a quorum consist of less than one-third of the outstanding shares of such classes. With respect to the election of the Series B Directors, the presence, in person or by proxy, of Hearst Broadcasting, Inc., a Delaware corporation ("Hearst Broadcasting"), as the sole holder of 100% of the outstanding shares of Series B Common Stock, is necessary to constitute a quorum. Hearst Broadcasting is a wholly owned subsidiary of Hearst Holdings, Inc., a Delaware corporation ("Hearst Holdings") and a wholly owned subsidiary of The Hearst Corporation, a Delaware corporation ("Hearst").

Voting Rights; Vote Required For Approval

  Each holder of record of Common Stock and Preferred Stock as of the Record Date is entitled to vote in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, which provides that (i) the holders of Series A Common Stock will be entitled to one vote per share of Series A Common Stock; (ii) the holders of Series B Common Stock will be entitled to one vote per share of Series B Common Stock; (iii) the holders of Series A Preferred Stock will be entitled to the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such shares of Series A Preferred Stock are convertible as of the record date for the stockholder meeting at which such votes are to be cast (in the case of the Record Date for the 2001 Annual Meeting, 29 shares of Series A Common Stock); and, (iv) the holders of the Series B Preferred Stock will be entitled to 29 votes per share of Series B Preferred Stock (for any stockholder meeting for which the record date is before July 11, 2001). The holders of Series A Common Stock and Series B Common Stock vote together as a single class on all matters, except with respect to (i) the election of directors; (ii) any amendments to the Company's Amended and Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective series so as to affect them adversely; and
(iii) such other matters as require class votes under the Delaware General Corporation Law or the Company's Amended and Restated Certificate of Incorporation. In addition, the holders of Preferred Stock are entitled to vote on all matters submitted to a vote of holders of the Series A Common Stock, with the holders of the Series A Preferred Stock and the Series B Preferred Stock voting as a single class with the holders of Series A Common Stock. Cumulative voting is not permitted in the election of directors.

  With respect to the "Election of Directors Proposal," only holders of the Series A Common Stock, Series A Preferred Stock (voting as a single class with the Series A Common Stock) and Series B Preferred Stock (voting as a single class with the Series A Common Stock) will be entitled to vote on the nominee for Series A Director described under the Election of Directors Proposal, and only Hearst Broadcasting, as the holder of 100% of the outstanding Series B Common Stock, will be entitled to vote on the nominees for Series B Directors described under the Election of Directors Proposal. The affirmative vote of a plurality of the voting power of the shares of Series A Common Stock, Series A Preferred Stock and Series B Preferred Stock represented at the 2001 Annual Meeting is required for the election of the Series A Director. The affirmative vote of a plurality of the voting power of the shares of Series B Common Stock represented at the 2001 Annual Meeting is required for the election of the Series B Directors.

  With respect to the "Plan Proposal," under the rules of the New York Stock Exchange ("NYSE"), the Plan Proposal must be approved by a majority of the votes cast by the holders of Series A Common Stock, Series B Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, provided that the total votes cast in respect of the proposal represent a majority of all shares of capital stock of the Company entitled to vote thereon. The NYSE Rules are applicable to the vote on the Plan Proposal because the Series A Common Stock is listed on the NYSE. The NYSE Rules require stockholder approval prior to the establishment of a stock option plan.

Proxies; Abstentions; Broker Non-Votes

  All shares of Common Stock and Preferred Stock represented by properly executed Proxies received prior to or at the 2001 Annual Meeting and not properly revoked will be voted in accordance with the instructions indicated in such Proxies. If no instructions are indicated on a properly executed and returned Proxy, such Proxy will be voted "FOR" the Election of Directors Proposal and "FOR" the Plan Proposal.

  Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions are counted for determining the total number of votes cast with respect to a proposal and thus, generally will be counted as a vote "AGAINST" that proposal. Since a plurality of the votes cast is required for the election of directors, abstentions will not be counted for purposes of the election of directors. Broker non-votes are not counted in determining the total number of votes cast with respect to a proposal and are, therefore, counted neither as a vote "FOR" nor "AGAINST" that proposal.

  It is not expected that any matter not referred to herein will be presented for action at the 2001 Annual Meeting. If any other matters are properly brought before the 2001 Annual Meeting and any adjournments or postponements thereof, the persons named in the Proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a Proxy will also confer discretionary authority on the persons named in the Proxy as Proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the 2001 Annual Meeting, including postponement or adjournment for the purpose of soliciting additional votes.

  A stockholder may revoke a Proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed Proxy or by attending the 2001 Annual Meeting and voting in person. Attendance at the 2001 Annual Meeting will not in itself constitute the revocation of a Proxy.

  The cost of solicitation of Proxies will be paid by the Company. In addition to solicitation by mail, Proxies may be solicited in person by directors, officers and employees of the Company without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners; and the Company, upon request, will reimburse them for their reasonable expenses in so doing.

                        ELECTION OF DIRECTORS PROPOSAL

Board of Directors

  The Company's Amended and Restated Certificate of Incorporation provides for classified directors and staggered director terms. Currently, the Company's Board of Directors consists of 13 members. The holders of Series A Common Stock and the holders of the Preferred Stock voting with the holders of the Series A Common Stock as a single class elect two directors (the "Series A Directors") and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors (the "Series B Directors"). The Board of Directors is divided into two classes, Class I and Class II, with one Series A Director in each class. The following table lists the name, age, class and series designation for each director:

                                                          Director    Director
                                                            Class      Series
Name                                                 Age Designation Designation
----                                                 --- ----------- -----------
David J. Barrett....................................  52      II           B
Frank A. Bennack, Jr................................  68       I           B
John G. Conomikes...................................  68       I           B
Ken J. Elkins.......................................  63      II           B
Victor F. Ganzi.....................................  54      II           B
George R. Hearst, Jr................................  73       I           B
William R. Hearst III...............................  51      II           B
Bob Marbut..........................................  65       I           B
Gilbert C. Maurer...................................  72       I           B
Michael E. Pulitzer.................................  71      II           B
David Pulver........................................  59      II           A
Virginia H. Randt...................................  51      II           B
Caroline L. Williams................................  54       I           A

  Each director serves for a term ending on the second annual meeting date following the annual meeting at which such director was elected. Each current Class I director will hold office until the 2002 Annual Meeting. Accordingly, at the 2001 Annual Meeting:

    (i) the holders of the Series A Common Stock (and the holders of the Series A Preferred Stock and the Series B Preferred Stock voting together as a single class with the Series A Common Stock) will elect one Class II Series A Director to hold office until the earlier of the Company's annual meeting of stockholders in 2003 or until his or her successor is duly elected and qualified; and

    (ii) Hearst Broadcasting, as the sole holder of the Company's Series B Common Stock, will elect the remaining six Class II Series B Directors to hold office until the earlier of the Company's annual meeting of stockholders in 2003 or until their respective successors are duly elected and qualified.

  Set forth below are the nominees for the Series A Director and the Series B Directors. In the event that such nominees are unable to serve or for good cause will not serve, the Proxies will be voted at the meeting for such other person as the Board of Directors of the Company may recommend.

Nominee for Class II Series A Director (To be elected by the holders of the Series A Common Stock, the Series A Preferred Stock and the Series B Preferred Stock voting together as a single class):

  David Pulver has served as a Director of the Company since December 1994. From June 1993 to April 1995, he served as a Director of Argyle Television Holding, Inc. ("Argyle I"). Mr. Pulver is President of Cornerstone Capital, Inc., a private investment company. Mr. Pulver serves as a Director of Casual Male Corp. Mr. Pulver is also a Trustee of Colby College.

  In connection with Hearst's contribution of its broadcast group to Argyle Television, Inc. (which was thereafter renamed "Hearst-Argyle Television, Inc.") on August 29, 1997 (the "Hearst Transaction"), Hearst agreed that, for as long as it held any shares of Series B Common Stock and to the extent that Hearst during such time also held any shares of Series A Common Stock, it would vote its shares of Series A Common Stock with respect to the election of directors only in the same proportion as the shares of Series A Common Stock not held by Hearst are so voted. Hearst, through its indirect ownership of Hearst Broadcasting, currently owns 19,191,029 shares of Series A Common Stock, which represents approximately 37.6% of the outstanding voting power of the Series A Common Stock and Preferred Stock.

Your directors recommend a vote FOR the election of the Series A Director nominee.

Nominees for Class II Series B Directors (To be elected by Hearst Broadcasting as the sole holder of the Series B Common Stock):

  David J. Barrett has served as Chief Executive Officer of the Company since January 1, 2001, President of the Company since June 1999 and as a Director of the Company since August 29, 1997. Mr. Barrett served as Co-Chief Executive Officer from June 1999 to December 31, 2000. Prior to his appointment as President and Co-Chief Executive Officer, he served as Executive Vice President and Chief Operating Officer of the Company beginning on August 29, 1997. Prior to this time, he served as a Vice President of Hearst and Deputy General Manager of Hearst's broadcast group since January 1991. Mr. Barrett served as General Manager of the WBAL Division of Hearst in Baltimore, Maryland from November 1989 to January 1991. He joined Hearst in 1984 as General Manager of Hearst's radio properties and continued in that position until 1989. Prior to joining Hearst, Mr. Barrett was Executive Vice President of Doubleday Broadcasting, based in Washington, D.C. Mr. Barrett is a member of Hearst's Board of Directors.

  Ken J. Elkins has served as a Director of the Company since the consummation of the merger of Pulitzer Publishing Company ("Pulitzer") with and into the Company (the "Pulitzer Merger") on March 18, 1999. Mr. Elkins currently serves as a Director of Pulitzer Inc., the successor entity to Pulitzer's newspaper operations. Prior to the Pulitzer Merger, Mr. Elkins served as Senior Vice President--Broadcasting Operations and Director of Pulitzer and President and Chief Executive Officer of Pulitzer Broadcasting Company. In addition, he served as Vice President--Broadcast Operations from April 1984 through March 1986 and prior to that time served as a general manager of certain of Pulitzer's television stations. Mr. Elkins was nominated by the Board of Directors of the Company and appointed to serve as a Director in accordance with a Board Representation Agreement, dated May 25, 1998 (the "Board Representation Agreement"), by and among the Company, Hearst Broadcasting and Emily Rauh Pulitzer, Michael E. Pulitzer and David E. Moore (collectively, the "Pulitzer Parties"), pursuant to which the Company agreed to cause the nomination for election to the Company's Board of Directors of two individuals designated by the Pulitzer Parties.

  Victor F. Ganzi has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Ganzi has served as Executive Vice President of Hearst since March 1997, and as Chief Operating Officer of Hearst since March 1998. From 1992 to 1997, at various times Mr. Ganzi served as Hearst's Senior Vice President, Chief Financial Officer and Chief Legal Officer. From March 1995 until August 1999, he also held the position of Group Head for Hearst's Books/Business Publishing Group. Mr. Ganzi joined Hearst in May 1990 as General Counsel and Vice President. He is also a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York. Mr. Ganzi is also a director of Gentiva Health Services, Inc.

  William Randolph Hearst III has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst is a partner in the Menlo Park, California venture capital firm of Kleiner, Perkins, Caufield and Byers, which he joined in January 1995. From October 1984 to December 1995, Mr. Hearst served as Publisher of the San Francisco Examiner newspaper, then owned by Hearst. Mr. Hearst is a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and

The Hearst Foundation of New York. Mr. Hearst is Vice Chairman and a member of the Board of Directors of Excite@Home and a Director of Juniper Networks Inc. Mr. Hearst is a cousin of George R. Hearst, Jr. and Virginia Hearst Randt.

  Michael E. Pulitzer has served as a Director of the Company since the consummation of the Pulitzer Merger on March 18, 1999. Mr. Pulitzer is currently serving as Chairman of the Board of Pulitzer, Inc., the successor company to Pulitzer's newspaper operations. Prior to the consummation of the Pulitzer Merger, Mr. Pulitzer served as Chairman of the Board, President and Chief Executive Officer of Pulitzer. He also served as Vice Chairman of the Board of Pulitzer from April 1984 through March 1986 and as President and Chief Operating Officer of Pulitzer from April 1979 through March 1984. Mr. Pulitzer was nominated by the Board of Directors of the Company and appointed to serve as a Director in accordance with the Board Representation Agreement, pursuant to which the Company agreed to cause the nomination for election to the Company's Board of two individuals designated by the Pulitzer Parties.

  Virginia Hearst Randt has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Ms. Randt has served as a Director of Hearst since September 1990 and in 2001 became a Trustee of the Trust established under the Will of William Randolph Hearst. She is a cousin of George R. Hearst, Jr. and William Randolph Hearst III.

  Your directors recommend a vote FOR the election of the Series B Director nominees.

                                 PLAN PROPOSAL

  Since January 1995, the Company has provided incentive compensation to non-employee directors, executives officers and other key employees. The Company believes that such incentives permit it to attract and retain high quality talent and to motivate directors, executives and key employees to achieve business and financial goals that create value for stockholders.

  The Board of Directors has approved an amendment to the 1997 Stock Option Plan and is recommending the amendment to stockholders for approval. The terms of the Amended and Restated 1997 Stock Option Plan are substantially identical to the terms of the 1997 Stock Option Plan except that the proposed amendment to the 1997 Stock Option Plan would, (i) increase the number of the Company's shares reserved for issuance under the Amended and Restated 1997 Stock Option Plan to an aggregate (inclusive of the approximately 5.8 million shares previously reserved for issuance pursuant to the 1997 Stock Option Plan) of 8,745,362 million, and (ii) delete the anti-dilution adjustment provisions currently contained in the 1997 Stock Option Plan.

  The following summary of certain material features of the Amended and Restated 1997 Stock Option Plan is qualified in its entirety by reference to the full text of the Amended and Restated 1997 Stock Option Plan, which is set forth in the attached Appendix I.

General

  The purposes of the Amended and Restated 1997 Stock Option Plan are (i) to attract and retain the best available talent for the Company and (ii) by providing appropriate incentives, to encourage the directors and executives to put forth their maximum efforts for the success of the Company's business, thereby serving the best interests of the Company and its stockholders.

  All non-employee directors, executive officers and other key employees of the Company and its subsidiaries (collectively, the "Participants") are eligible to participate in the Amended and Restated 1997 Stock Option Plan. In addition to the five named executive officers of the Company, the Participants include six non-employee directors and approximately 265 other key employees.

  The Amended and Restated 1997 Stock Option Plan provides for the grant of a maximum of 8,745,362 million shares of Series A Common Stock. The Amended and Restated 1997 Stock Option Plan will permit the issuance of both "incentive stock options" (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")), and non-qualified stock options (collectively, "Stock Options"). Incentive stock options and non-qualified stock options may be awarded to employees. The Company's non-employee directors may only be awarded non-qualified stock options.

  Upon the termination or forfeiture of any Stock Option granted under the Amended and Restated 1997 Stock Option Plan, any shares of Common Stock covered by such Stock Option shall be available for grant as further Stock Options under the Amended and Restated 1997 Stock Option Plan. In the event of a stock dividend, stock split, recapitalization, merger, reorganization or similar event, the Board of Directors may equitably adjust the aggregate number of shares subject to the Amended and Restated 1997 Stock Option Plan and the number, class and price of shares subject to awards outstanding.

Awards Under the Amended and Restated 1997 Stock Option Plan

  The Board of Directors in its discretion shall determine the number of shares of Common Stock subject to Stock Options to be granted to each Participant. The Board of Directors may grant non-qualified stock options, incentive stock options or a combination thereof to executive officers and key employees, and may grant non-qualified stock options to non-employee directors. Stock Options granted under the Amended and Restated 1997 Stock Option Plan will provide generally for the purchase of Series A Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. Each option is exercisable after the period or periods specified in the applicable option agreement, but no option can be exercised after the expiration of 10 years from the date of grant.

  Stock Options granted under the Amended and Restated 1997 Stock Option Plan shall be exercisable at such times and subject to such restrictions and conditions as the Board of Directors shall approve. Each grant shall specify that the exercise price is payable in (i) cash or (ii) shares of Series A Common Stock.

  Each grant shall also specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the performance criteria to be achieved before the Stock Options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Stock Option in the event of a change of control of the Company or other similar transaction or event. "Change of Control" includes (i) certain mergers or consolidations in which the Company is a constituent corporation; (ii) a sale or transfer by the Company or any of its subsidiaries of all or substantially all of the Company's consolidated assets to an entity that is not a subsidiary of the Company; (iii) any "Person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Hearst, any "permitted transferee" as defined in Article Four of Hearst-Argyle's Amended and Restated Certificate of Incorporation, and a trustee or other fiduciary holding securities under any employee benefit plan of the Company (collectively, the "Excluded Persons"), is or becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company; (iv) any Person other than an Excluded Person, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the then outstanding Common Stock; (v) certain changes in the composition of the Board of Directors; (vi) the dissolution or liquidation of the Company; or, (vii) any transaction or series of transactions such as a going-private transaction contemplated by Rule 13e-3 of the Exchange Act.

  The Amended and Restated 1997 Stock Option Plan provides for the annual award of options covering a fixed number of shares of Series A Common Stock to each non-employee director of the Company for each year that he or she continues to serve as a director. The number of options comprising the annual award is 4,000 for board membership, and an additional 1,000 if the non-employee director serves as a chairperson of a board committee. Options granted to non-employee directors will provide for the purchase of Series A Common Stock at prices equal to the fair market value thereof on the date the option is granted. Such grant will specify that the option may not be exercised until the second anniversary of the date of grant and will be fully exercisable thereafter subject to certain conditions relating to termination of a Participant's employment or service as a non-employee director.

Limitation on Awards

  Awards under the Amended and Restated 1997 Stock Option Plan will be subject to the following limitations:

    (a) No more than an aggregate (inclusive of shares previously issued pursuant to the 1997 Stock Option Plan) of 8,745,362 shares will be issued under the Amended and Restated 1997 Stock Option Plan; and

    (b) The maximum aggregate number of shares that may be subject to Stock Options granted to a Participant during any calendar year will not exceed 500,000 shares.

Transferability; Amendments; Termination

  No Stock Option will be transferable by the Participant other than by will or the laws of descent and distribution. No stock option granted to a Participant will be exercisable during the Participant's lifetime by any person other than the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, the Board of Directors may permit a Participant to transfer the exercise rights to any outstanding non-qualified stock options, provided such transfers are made to permitted transferees, without consideration, for bona fide estate planning purposes. Permitted transferees are a member of a Participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which the Participant and/or such immediate family members are the only partners.

  The Board of Directors has the authority to amend or terminate the Amended and Restated 1997 Stock Option Plan at any time, provided that no such action may adversely affect the rights of the holder of any outstanding option without the written consent of such holder and provided further, that an amendment shall be subject to stockholder approval if such approval is required by Rule 16b-3, the Internal Revenue Code or the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted. The Amended and Restated 1997 Stock Option Plan is intended to qualify under Rule 16b-3 promulgated pursuant to the Exchange Act. Thus, notwithstanding the foregoing, the Amended and Restated 1997 Stock Option Plan may from time to time be amended to satisfy or otherwise conform to the conditions, requirements and provisions set forth in Rule 16b-3 or in any successor rule. Unless earlier terminated, the Amended and Restated 1997 Stock Option Plan will automatically terminate on the date that is 10 years following the date the 1997 Stock Option Plan was originally adopted by the Board of Directors.

Estimate of Benefits

  The number of Stock Options that will be awarded to the Company's President and Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the Amended and Restated 1997 Stock Option Plan is within the discretion of the Board of Directors and therefore is not currently determinable. The number of Stock Options that were awarded under the 1997 Stock Option Plan to the Company's President and Chief Executive Officer, the other four most highly compensated executive officers of the Company, Bob Marbut, who served as an executive officer until December 31, 2000, and to other persons participating in the 1997 Stock Option Plan during the fiscal year ended December 31, 2000 are as follows:

                                                                      Stock
   Name and Position                                                 Options
   -----------------                                                ----------
   David J. Barrett, President and Chief Executive Officer.........    351,000
   Bob Marbut, Chairman of the Board of Directors..................     --
   Anthony J. Vinciquerra, Executive Vice President and Chief
    Operating Officer..............................................    204,000
   Terry Mackin, Executive Vice President..........................    120,000
   Harry T. Hawks, Executive Vice President and Chief Financial
    Officer........................................................    120,000
   Philip M. Stolz, Senior Vice President..........................    105,000
   Executive Officers (including persons named above)..............    900,000
   Non-Executive Director Group....................................     26,000
   Non-Executive Officer Employee Group............................  2,089,075

Federal Income Tax Consequences

  The following summary of the federal income tax consequences of the Amended and Restated 1997 Stock Option Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

  Incentive Stock Options. Subject to the effect of the alternative minimum tax, discussed below, an optionee generally does not recognize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of this gain or loss will be the difference between the amount realized on the disposition of the shares and the basis in the shares.

  If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of the Early Disposition. If an optionee disposes of such shares for less than the basis in the shares, the difference between the amount realized and the basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

  The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is included in the optionee's alternative minimum taxable income for purposes of determining alternative minimum tax.

  Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Internal Revenue Code. Although an optionee does not recognize ordinary income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

  As a result of the optionee's exercise of a non-qualified stock option, the Company generally will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the taxable year in which the option is exercised.

  All stock options granted under the 1997 Stock Option Plan to date have been non-qualified stock options.

  Change of Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Internal Revenue Code. The employee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

  Limitation on Deduction. Section 162(m) of the Internal Revenue Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million. Under regulations issued by the Internal Revenue Service, an employee is a covered employee if his compensation is required to be reported under the Securities and Exchange Commission's ("SEC") disclosure rules and he is employed as of the last day of the taxable year. Compensation arising from stock options awarded by a committee comprised of non-employee directors is considered "qualified performance-based compensation" and exempt from the $1 million limit if the option exercise price is no less than the fair market value on the date of grant, and the stockholders approve the terms of a stock option plan specifying the maximum number of shares that may be awarded to any Participant over a specific time period. The $1 million limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the "Change of Control" provisions set forth above.

  Your directors recommend a vote FOR the Plan Proposal.

                    BOARD OF DIRECTORS--GENERAL INFORMATION

Directors Continuing in Office

  Class I Series B Directors (Term expires in 2002):

  Frank A. Bennack, Jr. has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Bennack has served as the President and Chief Executive Officer of Hearst since January 1979. Mr. Bennack is a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York. Mr. Bennack is also a Director of J.P. Morgan Chase & Co., American Home Products Corporation and Polo Ralph Lauren Corp.

  John G. Conomikes has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Conomikes also served as President and Co-Chief Executive Officer of the Company from August 1997 to June 1999. Prior to this time, he served as a Vice President of Hearst and the General Manager of Hearst's broadcast group since March 1983. From January 1981 to March 1983, Mr. Conomikes served as Hearst's General Manager of Television and from February 1970 to January 1981, served as Vice President and General Manager of WTAE in Pittsburgh, Pennsylvania. Mr. Conomikes joined Hearst in 1959 at WTAE where he served in various positions before assuming the Vice President and General Manager positions at the station. Mr. Conomikes is also a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York.

  George R. Hearst, Jr. has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst has served as the Chairman of the Board of Directors of Hearst since March 1996. From April 1977 to March 1996, Mr. Hearst served as a Vice President of Hearst and headed its real estate activities. He is also a Trustee of the Trust established under the Will of William Randolph Hearst, a Director of The William Randolph Hearst Foundation of California and the President and a Director of The Hearst Foundation of New York. Mr. Hearst is a cousin of William Randolph Hearst III and Virginia Hearst Randt.

  Bob Marbut has served as Chairman of the Board of Directors and a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Marbut served as Co-Chief Executive Officer of the Company from August 29, 1997 through December 31, 2000 and as Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company from August 1994 until August 29, 1997. From March 1993 to April 1995, Mr. Marbut served as Chief Executive Officer and a Director of Argyle I. Mr. Marbut is also a Director of Tupperware Corporation and Ultramar Diamond Shamrock Corporation.

  Gilbert C. Maurer has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Maurer served as Chief Operating Officer of Hearst from March 1990 until December 1998 and as Executive Vice President of Hearst from June 1985 until December 1998. Mr. Maurer currently is serving as a consultant to Hearst. Mr. Maurer is a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York. Mr. Maurer is also a Director of Wit Capital Group.

  Class I Series A Director (Term expires in 2002):

  Caroline L. Williams has been a director of the Company since 1994. From June 1993 to April 1995, she served as a Director of Argyle I. Ms. Williams has served as President of Grey Seal Capital, an investment and consulting firm, since October 1997. From July 1992 through September 1993, Ms. Williams served as the Vice President, Program Support of TechnoServe, a non-profit organization providing business, management and technical assistance to community-based enterprises in Latin America and Africa.

Meetings and Committees of the Board of Directors

  The Board of Directors held a total of six meetings in 2000. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The Board of Directors has an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and an Executive Committee (the "Executive Committee"). The Board of Directors does not have a standing nominating committee.

  Audit Committee. The Audit Committee consists of Ken J. Elkins, David Pulver and Caroline L. Williams. Mr. Pulver serves as Chair of the Audit Committee. The Audit Committee reviews and recommends to the Board of Directors of the Company the independent auditors to be selected to audit the Company's financial statements and consults with the Company's independent auditors and with personnel from the internal financial staff with respect to corporate accounting, reporting and internal control practices. The Audit Committee met eight times during 2000. The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which is included herein as Appendix II. Prior to the merger of Pulitzer with and into the Company in March 1999, Mr. Elkins served as Senior Vice President--Broadcasting Operator and Director of Pulitzer. The Board of Directors of the Company has determined in its business judgment that based on Mr. Elkins' past business and financial experience, Mr. Elkins' membership on the Audit Committee is required in the best interests of the Company and its stockholders.

  Compensation Committee. The Compensation Committee consists of Frank A. Bennack, Jr., Michael E. Pulitzer, David Pulver and Caroline L. Williams. Ms. Williams serves as Chair of the Compensation Committee. The Compensation Committee reviews and approves salary and bonus levels for executive officers and total compensation for senior executive officers. The Compensation Committee met five times during 2000.

  Executive Committee. The Executive Committee consists of Frank A. Bennack, Jr., John G. Conomikes, George R. Hearst, Jr., Bob Marbut and David Pulver. Mr. Conomikes serves as Chair of the Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the direction and management of the business and affairs of the Company. The Executive Committee met one time during 2000.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

  Audit fees (including expenses) paid to Deloitte & Touche LLP ("Deloitte & Touche"), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, the Company's auditors, in connection with its review and audit of the Company's annual financial statements for the year ended December 31, 2000 and its review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the year ended December 31, 2000 totaled approximately $458,000. The Company did not engage its auditors to provide advice to the Company regarding financial information systems design and implementation or, other than the audits of the employee benefit plans, any other services during the year ended December 31, 2000. Fees for the audits of the employee benefit plans totaled approximately $74,000. The Audit Committee has determined that the provision of audit services for the employee benefit plans by the auditors is compatible with maintaining auditor independence.

Director Compensation

  Directors who are also employees of the Company or of Hearst receive no compensation for their service as directors. The Directors who are not also employees of the Company or Hearst (the "Outside Directors") are currently paid $24,000 annually, a fee of $6,000 for each committee on which he or she serves, a fee of $5,000 for service as a committee chair, a fee of $1,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. The Outside Directors also receive annual grants of 4,000 options (and an additional 1,000 if serving as a committee chair) under the terms of the Company's 1997 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 2000, the Compensation Committee consisted of Frank A. Bennack, Jr., Michael E. Pulitzer, David Pulver and Caroline L. Williams. Mr. Bennack is the President and Chief Executive Officer of Hearst and a Director of J.P. Morgan Chase & Co. ("Chase"). Upon consummation of the Hearst Transaction, the Company entered into a series of agreements with Hearst. Chase is one of the lead banks under the Company's $1 billion credit facility. See "Certain Relationship and Related Transactions." Mr. Barrett, the President and Chief Executive Officer of the Company, is a Director of Hearst. Prior to consummation of the Pulitzer Merger, Mr. Pulitzer served as Chairman of the Board, President and Chief Executive Officer of Pulitzer.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company are as follows:

          Name            Age                       Position
          ----            ---                       --------
David J. Barrett*.......   52 President and Chief Executive Officer
Anthony J. Vinciquerra..   46 Executive Vice President and Chief Operating Officer
Terry Mackin............   44 Executive Vice President
Harry T. Hawks..........   47 Executive Vice President and Chief Financial Officer
Philip M. Stolz.........   53 Senior Vice President

--------
* Member of the Board of Directors. See "Election of Directors Proposal--Board of Directors" for additional information.

  Anthony J. Vinciquerra has served as Executive Vice President since joining the Company in August 1997 and as Chief Operating Officer since June 1999. He joined Hearst as Group Executive of Hearst's broadcast group in June 1997. Prior to his appointment at Hearst, Mr. Vinciquerra served as Executive Vice President of the television station group of CBS from November 1995 to June 1997. From January 1993 to November 1995, he served as Vice President and General Manager of KYW-TV in Philadelphia, Pennsylvania.

  Terry Mackin has served as Executive Vice President of the Company since May 1999. Prior to his appointment as Executive Vice President, Mr. Mackin served as President and Chief Operating Officer of StoryFirst Communications, Inc. from January 1997 to May 1999, where he was responsible for the design and management of several rapidly growing Eastern European media properties, including two essential television networks, eight radio stations and eight television stations in Russia and the Ukraine. Prior to joining StoryFirst, Mr. Mackin served as Executive Vice President and Chief Operating Officer of Ellis Communications from July 1994 to September 1996.

  Harry T. Hawks has served as Executive Vice President and Chief Financial Officer of the Company since February 2000 and as Senior Vice President and Chief Financial Officer of the Company from the consummation of the Hearst Transaction on August 29, 1997 until February 2000. Prior to this time and since August 1994, he served as Chief Financial Officer, Assistant Secretary and Treasurer of the Company. Mr. Hawks served as Vice President--Finance of Argyle I from March 1993 until June 1993 and from June 1993 to April 1995 he served as its Chief Financial Officer. Prior to joining Argyle I, Mr. Hawks co-founded Cumberland Capital Corporation, a merchant banking firm, where he served as President and as a Director from 1989 until 1992.

  Philip M. Stolz has served as Senior Vice President of the Company since December 1998. Prior to his appointment as Senior Vice President, Mr. Stolz served as President and General Manager of WBAL-TV, the Company's television station in Baltimore, Maryland. Mr. Stolz joined WBAL-TV in 1991 as Vice President and General Manager.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth certain information for the fiscal years ended December 31, 2000, 1999 and 1998 of the Chief Executive Officer and the other four most highly compensated executive officers of the Company who were executive officers as of December 31, 2000 and Bob Marbut, who served as an executive officer until December 31, 2000.

                          Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                        Annual Compensation           Awards
                                 --------------------------------- ------------
                                                                    Securities
        Name and                                      Other Annual  Underlying   All Other
       Principal          Fiscal                      Compensation   Options    Compensation
        Position           Year  Salary ($) Bonus ($)    ($)(1)        (#)         ($)(2)
------------------------  ------ ---------- --------- ------------ ------------ ------------
David J. Barrett........   2000   715,000    297,715     36,604      351,000       5,100
 President, Chief          1999   657,500
  Executive                                       --     33,416       35,000       4,800
 Officer and Director      1998   550,000    154,011     26,801           --       4,800

Bob Marbut..............   2000   715,000    297,715     57,514           --       5,100
 Chairman of the Board     1999   715,000
  of                                              --     56,521           --       4,000
 Directors                 1998   650,000    182,000     49,843           --       4,000

Anthony J. Vinciquerra..   2000   600,000    277,801     23,247      204,000       5,100
 Executive Vice
  President                1999   525,000         --     22,754       40,000       4,800
 and Chief Operating
  Officer                  1998   450,000    124,394     60,343           --       4,800

Terry Mackin............   2000   550,000    200,012     30,639      120,000       3,873
 Executive Vice
  President                1999   333,333    191,667    127,807      100,000          --
                           1998        --         --         --           --          --

Harry T. Hawks..........   2000   400,000    150,078     31,337      120,000       5,100
 Executive Vice
  President,               1999   300,000         --     25,192           --       4,800
 Chief Financial Officer   1998   260,000     73,739     20,813           --       4,800

Philip M. Stolz.........   2000   400,000    144,351     17,545      105,000       5,100
 Senior Vice President     1999   380,000         --    137,783           --       4,800
                           1998   226,000    104,763     15,530       80,000       4,800

--------
(1) Amounts in this column consist of the following: (i) dollar values of perquisites consisting of premiums for life insurance, automobile allowances, tax preparation expense reimbursements, club membership reimbursements and moving expense reimbursements, and (ii) payments for tax gross-ups.

(2) Amounts in this column represent the amounts contributed by the Company on behalf of the named individuals to the Company's 401(k) Savings Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Internal Revenue Code).

                                                           Perquisites
                               -------------------------------------------------------------------
                                                                                             Tax
                                 Life                  Tax         Club         Moving     Gross-
                               Insurance   Auto    Preparation  Membership      Expense      Up
                               Premiums  Allowance    Fees     Reimbursement Reimbursement Payment
                                  ($)       ($)        ($)          ($)           ($)        ($)
                               --------- --------- ----------- ------------- ------------- -------
David J. Barrett........  2000  11,196    12,000         --       13,408            --         --
                          1999   8,343    12,000         --       13,073            --         --
                          1998   3,080    12,000         --       11,521            --         --

Bob Marbut..............  2000  33,016    12,000      9,000        3,498            --         --
                          1999  32,163    12,000      9,000        3,358            --         --
                          1998  23,235    12,000      9,000        5,608            --         --

Anthony J. Vinciquerra..  2000   7,297    12,000         --        3,950            --         --
                          1999   7,533    12,000         --        3,221            --         --
                          1998   2,200    12,000         --        5,412        30,444     10,287

Terry Mackin............  2000   4,455    12,000         --       14,184            --         --
                          1999   6,487     8,000         --        6,368        61,239     45,713
                          1998      --        --         --           --            --         --

Harry T. Hawks..........  2000   3,717    10,800      3,000       13,820            --         --
                          1999   5,660    10,800      3,000        5,732            --         --
                          1998   2,200    10,800      3,000        4,813            --         --

Philip M. Stolz.........  2000   6,745    10,800         --           --            --         --
                          1999   5,330    10,800         --          496        69,378     51,779
                          1998   3,986     7,308         --        4,236            --         --

Pension Plans

  The table below sets forth information with respect to the Company's tax-qualified pension plan (the "Tax-Qualified Plan") and the supplemental retirement plan (the "Supplemental Plan," and together with the Tax-Qualified Plan, the "Pension Plans"). The Pension Plans cover all of the named executive officers, except for Mr. Mackin, who is only covered by the Tax-Qualified Plan. The Company's Pension Plans are designed to provide a benefit of 1% for each year of credited service (which excludes the first year of employment) multiplied by the average annual salary (as defined in the Pension Plans) for the participant's five highest consecutive full calendar years, and has a 40 year maximum. For the Tax-Qualified Plan, the highest amount of compensation that may be considered under federal law with respect to determining pension benefits is $170,000 as of December 31, 2000, as adjusted for the cost of living each year (except that any increase that is not a multiple of $10,000 is rounded to the next lowest multiple of $10,000). However, on January 1, 1999 the Company adopted the Supplemental Plan which provides the benefits that would have been payable to the executive officers under the Tax-Qualified Plan, except for the application of certain legal limits.

Average Annual Salary
For Five Highest              Years of Credited Service With the Company
Consecutive Full         -----------------------------------------------------
Calendar Years              15       20       25       30       35       40
---------------------       --       --       --       --       --       --
100,000................. $ 22,500 $ 30,000 $ 37,500 $ 45,000 $ 52,500 $ 60,000
150,000.................   33,750   45,000   56,250   67,500   78,750   90,000
200,000.................   45,000   60,000   75,000   90,000  105,000  120,000
250,000.................   56,250   75,000   93,750  112,500  131,250  150,000
300,000.................   67,500   90,000  112,500  135,000  157,500  180,000
400,000.................   90,000  120,000  150,000  180,000  210,000  240,000
500,000.................  112,500  150,000  187,500  225,000  262,500  300,000
600,000.................  135,000  180,000  225,000  270,000  315,000  360,000
700,000.................  157,500  210,000  262,500  315,000  367,500  420,000
800,000.................  180,000  240,000  300,000  360,000  420,000  480,000
900,000.................  202,500  270,000  337,500  405,000  472,500  540,000
1,000,000...............  225,000  300,000  375,000  450,000  525,000  600,000

  Messrs. Marbut, Vinciquerra and Hawks became participants in the Tax-Qualified Plan effective as of January 1, 1998 and in the Supplemental Plan effective January 1, 1999 and have four years of credited service thereunder. Messrs. Barrett and Stolz became participants in the Tax-Qualified Plan effective August 29, 1997 and in the Supplemental Plan effective January 1, 1999 and have seven and nine years, respectively, of credited service thereunder. Mr. Mackin became a participant in the Tax-Qualified Plan effective May 1, 2000 and has eight months of credited service thereunder. The Pension Plans cover salary and bonus of the executive officers, as indicated in the Summary Compensation Table. The benefits under the plan are computed on the basis of straight-line annuity amounts. The benefits described above are not subject to any deduction for Social Security or other offset amounts.

                       Option Grants In Last Fiscal Year

  The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2000, pursuant to the 1997 Stock Option Plan.

                                        Individual Grants                 Potential Realizable
                          ----------------------------------------------    Value at Assumed
                          Number of   % of Total                         Annual Rates of Stock
                          Securities   Options                           Price Appreciation for
                          Underlying  Granted to  Exercise or                Option Term(2)
                           Options   Employees in Base Price  Expiration ----------------------
Name                      Granted(1) Fiscal Year    ($/SH)       Date      5% ($)     10% ($)
----                      ---------- ------------ ----------- ---------- ---------- -----------
David J. Barrett........   351,000       11.6      $18.5625    12/09/10  $4,097,524 $10,383,929
Bob Marbut..............      --          --          --          --         --         --
Anthony J. Vinciquerra..   204,000        6.8      $18.5625    12/09/10  $2,381,467 $ 6,035,104
Terry Mackin............   120,000        4.0      $18.5625    12/09/10  $1,400,863 $ 3,550,061
Harry T. Hawks..........   120,000        4.0      $18.5625    12/09/10  $1,400,863 $ 3,550,061
Philip M. Stolz.........   105,000        3.5      $18.5625    12/09/10  $1,225,755 $ 3,106,304

--------
(1) All options granted in 2000 to the named executive officers were granted pursuant to the 1997 Stock Option Plan. The options granted vest in one-third increments per year beginning December 8, 2001. In addition, options granted under the 1997 Stock Option Plan are subject to earlier vesting in the event of a Change of Control or similar transaction as provided in the 1997 Stock Option Plan. If a participant's employment or service as a non-employee director is terminated by the Company for "cause" (as defined in the 1997 Stock Option Plan) or was voluntary by a participant (other than voluntary termination in connection with retirement upon or after reaching age 65), any such participant's options automatically will be forfeited and unexercisable. If the participant was terminated because of death, disability or retirement upon or after reaching age 65, or the participant is terminated by the Company "without cause," a stock option that is exercisable on the date of termination may be exercised at any time prior to three years from the date of such termination. If a participant retires prior to the vesting date, but after age 65, the vesting of a pro rata portion of the unexercisable options will be accelerated to the retirement date and may be exercised at any time prior to the three year period. If a participant is terminated with the approval of the Company's Board of Directors, the Board, in its discretion, may accelerate or otherwise modify the vesting conditions applicable to any then unexercisable options, extend the exercise period following termination of employment (but in no event beyond the original exercise term of the grant) or modify the vesting terms and extend the exercise term of the grant. The maximum term of the options is 10 years.

(2) Calculated based on the fair market value of the Company's Series A Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings cannot be predicted, and there can be no assurance that the gains set forth in the table will be achieved.

                        Aggregated Option Exercises In
              Last Fiscal Year And Fiscal Year-End Option Values

  The following table sets forth information concerning the value as of December 31, 2000 of unexercised options held by each of the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options during the fiscal year ended December 31, 2000.

                                                           Number of       Value of
                                                          Securities      Unexercised
                                                          Underlying     In-The Money
                                                          Options at      Options at
                                                           FY-End(#)     FY-End ($)(1)
                          Shares Acquired    Value       Exercisable/    Exercisable/
Name                      On Exercise (#) Realized ($)   Unexercisable   Unexercisable
----                      --------------- ------------ ----------------- -------------
David J. Barrett........         --            --      209,167 / 406,833 -- / $658,125
Bob Marbut..............         --            --        250,000 / --       -- / --
Anthony J. Vinciquerra..         --            --      145,000 / 249,000 -- / $382,500
Terry Mackin............         --            --        -- / 220,000    -- / $225,000
Harry T. Hawks..........         --            --       83,334 / 136,666 -- / $225,000
Philip M. Stolz.........         --            --       86,666 / 138,334 -- / $196,875

--------
(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. The fair market value is based on the reported closing price of $20 7/16 per share of the Series A Common Stock on the NYSE on December 29, 2000, the last trading day of the fiscal year.

Employment Agreements

  As of January 1, 1999, the Company entered into an employment agreement with Mr. Barrett for a term commencing on January 1, 1999 and ending on December 31, 2001. On February 15, 1999, the Company entered into an employment agreement with Mr. Mackin for a term commencing on May 1, 1999 and ending on December 31, 2001. As of January 1, 2001, the Company entered into an employment with Mr. Stolz for a term commencing on January 1, 2001 and ending on December 31, 2002. Renewal employment agreements with Mr. Vinciquerra and Mr. Hawks are pending. Pursuant to the employment agreements, each of these executive officers is entitled to an annual base salary and to be considered annually for a bonus. The employment agreement for each of these executive officers sets forth an annual target bonus. The annual base salary and target bonus as a percentage of annual salary for each of such executive officers for the year 2001 is as follows: Mr. Barrett--$715,000, 50%; Mr. Vinciquerra-- $630,000, 50%; Mr. Hawks--$420,000, 50%; Mr. Mackin--$600,000, 50%
(additionally, Mr. Mackin's employment agreement guarantees him a minimum bonus of $120,000 for 2001); and Mr. Stolz--$415,000, 50% for the year 2001 and $430,000, 50% for the year 2002.

  The employment agreements terminate upon the death of the executive officer and may be terminated by the Company upon the "disability" of the executive officer or for "cause" (in each case, as defined in the employment agreements). Certain employment agreements also provide that if employment is terminated by the executive officer with "good reason" or by the Company "without cause" (in each case, as defined in the employment agreements), then the executive officer will be entitled to a lump sum payment equal to the sum of his base salary plus target bonus for the longer of the then-remaining term of his employment agreement or one year.

401(k) Savings Plan

  Effective as of August 29, 1997, the Company adopted the Hearst-Argyle Television, Inc. Savings Plan (the "Savings Plan"), a retirement plan qualified under Section 401(k) of the Internal Revenue Code, which covers employees of the Company and its subsidiaries who have attained the age of 21. Employees transferred from

Hearst in connection with the Hearst Transaction were covered as of August 29, 1997; the remaining employees of the Company were covered as of January 1, 1998. Subject to statutory limitations, an employee may contribute 1% to 8% of his annual compensation on a pre-tax basis, and 1% to 8% on an after tax basis. The employer will match 50% of each participating employee's contributions up to 6% of such employee's base salary, on either a pre-tax or after tax basis. Contributions are allocated to each employee's individual account, which is intended to be invested in separate investment funds according to the direction of the employee. Mr. Barrett and the four other most highly compensated executive officers of the Company participate in the Savings Plan. Mr. Marbut, who served as Co-Chief Executive Officer of the Company until December 31, 2000, participated in the Savings Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  J.P. Morgan Chase & Co. Chase is the lead agent bank under the $1 billion credit facility that the Company entered into on April 12, 1999. The credit facility matures on April 12, 2004, and borrowings thereunder bear interest at an applicable margin that varies based on the Company's ratio of total debt to operating cash flow. The Company is required to pay an annual commitment fee based on the unused portion of the credit facility. Frank A. Bennack, Jr., a Director of the Company, is also a Director of Chase.

  Hearst. Upon consummation of the Hearst Transaction, the Company entered into a series of agreements with Hearst, which holds through a subsidiary 100% of the outstanding shares of the Company's Series B Common Stock and 38.0% of the Company's Series A Common Stock, constituting approximately 65.9% of the Company's total outstanding common stock.

  Management Services Agreement. Hearst and the Company are parties to a Management Services Agreement pursuant to which the Company provides certain management services (i.e., sales, news, programming, legal, financial, accounting, engineering and promotion services) with respect to WMOR-TV (Hearst's owned television station in Tampa, Florida), WBAL-AM and WIYY-FM (Hearst's owned AM/FM radio stations in Baltimore, Maryland), and WPBF-TV (Hearst's owned television station in West Palm Beach, Florida). In addition, the Company provides certain management services to Hearst in order to allow Hearst to fulfill its obligations under the Program Services and Time Brokerage Agreement between Hearst and the permittee of KCWE-TV (a Kansas City, Missouri, television station). Hearst has the right, but not the obligation, to add to such managed stations any additional broadcast stations that it may acquire (or for which it enters into a time brokerage agreement) during the term of the Management Services Agreement.

  The annual management fee for the services provided to these stations is an amount equal to the greater of (i) (x) $50,000 for Hearst's radio stations (counted as a single property) and $50,000 for KCWE-TV, or (y) for all others (including WMOR-TV and WPBF-TV), $100,000 per station, and (ii) 33.33% of the positive broadcast cash flow from each such property. Hearst also reimburses the Company for the Company's direct operating costs and expenses incurred with unrelated third parties and amounts paid on behalf of a managed station under the Services Agreement described below. Corporate overhead is not reimbursed except to the extent it had historically been treated as an operating expense by Hearst in calculating broadcast cash flow for a station. The term of the Management Services Agreement commenced at the consummation of the Hearst Transaction and will continue for each station, respectively, until the earlier of (i) Hearst's divestiture of the station to a third party; (ii) if applicable, the exercise of the option granted to the Company to acquire certain of the stations pursuant to the Television Station Option Agreement described below; or, (iii) five years after the consummation of the Hearst Transaction; provided, however, that Hearst will have the right to terminate the Management Services Agreement as to a particular station covered by an option or right of first refusal under the Television Station Option Agreement at any time upon 90 days' prior written notice if the option period or right of first refusal period, as applicable, has expired without having been exercised. The Management Services Agreement will also terminate if Hearst ceases to own a majority of the Company's voting common stock or to have the right to elect a majority of the Company's directors. In 2000, Hearst paid the Company an aggregate amount of $4,406,000 pursuant to the Management Services Agreement.

  Television Station Option Agreement. Hearst and the Company are parties to a Television Station Option Agreement pursuant to which Hearst has granted to the Company an option to acquire WMOR-TV, and Hearst's interests (which interests include an option to acquire the station) with respect to KCWE-TV (together with WMOR-TV, the "Option Properties"), as well as a right of first refusal during the option period with respect to WPBF-TV (if such station is proposed by Hearst to be sold to a third party). The option period for each Option Property, began September 1, 2000 and will end August 31, 2003, and the purchase price will be the fair market value of such station based upon agreement between the parties or, if either party so elects, an independent third-party appraisal, subject to certain specified parameters. If Hearst elects to sell an Option Property prior to the commencement of, or during, the option period, the Company will have a right of first refusal to acquire such

Option Property. Hearst may elect to receive the stock of the Company in payment for the exercise of the option or right of first refusal. The exercise of the option and the right of first refusal will be by action of the independent directors of the Company, and any option exercise may be withdrawn by the Company after receipt of the appraisal described above.

  Radio Facilities Lease. Hearst and the Company are parties to a Studio Lease Agreement pursuant to which Hearst leases from the Company premises for WBAL-AM and WIYY-FM, Hearst's Baltimore, Maryland, radio stations. The term of the lease commenced September 1, 2000 and will continue as to the space occupied by each radio station, respectively, until the earlier of (i) Hearst's divestiture of the radio station to a third party, in which case either party (i.e., the Company or the buyer of the station) will be entitled to terminate the lease with respect to that station upon certain prior written notice or
(ii) August 31, 2003. In 2000, Hearst paid the Company an aggregate amount of $648,000 pursuant to the Studio Lease Agreement.

  Services Agreement. Hearst and the Company are parties to a Services Agreement pursuant to which Hearst provides the Company with certain administrative services, including accounting, financial, tax, legal, insurance, data processing and employee benefits. The fees for such services are based on fixed and variable transaction amounts negotiated between Hearst and the Company, subject to adjustment beginning in 2000, to reflect changes in costs or other assumptions used to establish such fees, or at any time, to reflect the acquisition or disposition of television or radio stations. The current term of the Services Agreement will expire on December 31, 2001, but is thereafter renewable, pursuant to the provision of the Services Agreement that allows for one year renewals unless terminated on six months' prior notice. Although the Company believes that such terms are reasonable, there can be no assurance that more favorable terms would not be available from unaffiliated third parties. In 2000, the Company paid Hearst an aggregate amount of $3,791,000 pursuant to the Services Agreement.

  Retransmission Consent Agreement. The Company has entered into an agreement with Lifetime Entertainment Services ("Lifetime"), an entity owned 50% by an affiliate of Hearst and 50% by ABC, whereby Lifetime has provided services to the Company in respect of the negotiation of the Company's retransmission consent agreements and the Company has assisted Lifetime in securing Lifetime Movie Channel distribution and subscribers. In 2000, the Company has recorded revenue of approximately $236,000 in compensation from Lifetime.

  Consulting Agreement. The Company has a consulting agreement with Argyle Communications, Inc. ("ACI"), pursuant to which the Company has agreed to pay ACI $350,000 per year beginning during fiscal year 2001. Mr. Marbut, the Chairman of the Board of Directors of the Company, is the sole stockholder of ACI.

               BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including previous filings that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the Performance Graph following it shall not be incorporated by reference into any such filings.

The Compensation Committee

  The Compensation Committee is composed entirely of directors who are not officers or employees of the Company. Under the Charter of the Compensation Committee (the "Charter") adopted by the Board of Directors, the Compensation Committee reviews and approves executive compensation packages for the Chief Executive Officer, all other executive officers of the Company and the general managers of the television stations owned by the Company (collectively, "Management"). Additionally, the Charter provides that the Compensation Committee shall make recommendations to the Board of Directors with respect to the establishment, modification and administration of incentive and benefit programs.

Compensation Philosophy

  The goal of the Company's compensation arrangements is to attract, retain, motivate and reward personnel critical to the long-term success of the Company. As described below, the various components of the Company's compensation arrangements for Management are tied to the performance of the Company, which in turn unites the interests of Management with the interests of the Company's stockholders.

Components of Compensation

  The components of executive compensation in 2000 were a (i) base salary and
(ii) bonus opportunity.

  Base Salary. The salaries of the executive officers of the Company were established in employment agreements. These employment agreements provided for base salary and target bonus levels.

  In establishing the base salary levels, the Compensation Committee reviewed the salary levels for similar positions in broadcasting and media companies, and other companies comparable to the Company in terms of revenues and cash flow. No specific formula was established targeting compensation at any particular level, but rather the salary levels were determined by a subjective evaluation of the position and the individual's performance and accomplishments. Additionally, the other components of compensation (bonus and previous stock option grants) were taken into account in setting the salary levels.

  Bonus Opportunity. Bonus opportunities (at "target" and "maximum") for the executive officers of the Company were established in the employment agreements. These bonus levels were established based on the factors described for setting the salary levels. The 2000 bonuses (paid in 2001) for executive officers were determined based on (i) the financial performance of the Company in 2000 and (ii) a subjective evaluation of the individual's performance and accomplishments for the calendar year 2000.

CEO Compensation

  The compensation for Mr. Barrett, the President and Chief Executive Officer of the Company, and Mr. Marbut, who served as Co-Chief Executive Officer of the Company until December 31. 2000, was established in their employment agreements with the Company. The Compensation Committee established the levels of the various components of compensation under the agreement (base salary, annual bonus and stock options) in the manner described under "--Components of Compensation" above, which was the same manner used for establishing levels of compensation for all executive officers in their employment agreements.

$1 Million Limit on Deductibility of Execution Compensation

  Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met. The Company's 1997 Stock Option Plan establishes a limit on the maximum number of shares of the Company's Common Stock for which options may be granted to any one individual in any calendar year. This provision was approved by the Company's stockholders, and the 1997 Stock Option Plan is structured with the intent that compensation attributable to options granted thereunder is not subject to the Section 162(m) limitation on deductibility.

  At the present time, in light of current compensation levels, compensation paid pursuant to other compensation programs of the Company may not qualify for an exception from the Section 162(m) limitation; and it is possible that a limited amount of compensation could be nondeductible thereunder.

                                          Caroline L. Williams, Chair
                                          Frank A. Bennack, Jr.
                                          Michael E. Pulitzer
                                          David Pulver

                            AUDIT COMMITTEE REPORT

  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors' independence. Additionally, the Audit Committee has reviewed fees charged by the independent auditors and has monitored whether the non-audit services provided by its independent auditors is compatible with maintaining the independence of such auditors. Based upon its reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          David Pulver, Chair
                                          Ken J. Elkins
                                          Caroline L. Williams

                               PERFORMANCE GRAPH

  The following graph compares the annual cumulative total shareholder return on an investment of $100 in the Series A Common Stock on December 29, 1995, the last trading day of 1995, based on the market price of the Series A Common Stock and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. Peer companies included are Granite Broadcasting Corporation, Sinclair Broadcast Group, Inc. and Young Broadcasting, Inc.

                            CUMULATIVE TOTAL RETURN
        Based on initial investment of $100 beginning December 29, 1995 with dividends reinvested

THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.

                         29-Dec-95 31-Dec-96 31-Dec-97 31-Dec-98 31-Dec-99 31-Dec-00
                         --------- --------- --------- --------- --------- ---------
Hearst-Argyle
 Television.............  $100.00   $140.00   $170.00   $188.57   $152.14   $116.79

S&P 500.................  $100.00   $122.96   $163.98   $210.85   $255.21   $231.95

Custom Composite Index
 (3 Stocks).............  $100.00   $116.40   $166.28   $155.02   $117.69   $ 84.44

The 3-Stock Custom Composite Index consists of Granite Broadcasting Corporation, Sinclair Broadcast Group, Inc. and Young Broadcasting Inc.

                            PRINCIPAL STOCKHOLDERS

  As of the Record Date, the Company had issued and outstanding and entitled to vote at the Annual Meeting, 50,451,346 shares of Series A Common Stock, 41,298,648 shares of Series B Common Stock, 10,938 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock.

  The following table sets forth information as of the Record Date regarding the beneficial ownership of the Company's Series A Common Stock and the Series B Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director and each executive officer of the Company named in the Summary Compensation Table; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The number of shares set forth below includes those shares issuable pursuant to options that are exercisable within 60 days of March 30, 2001.

                                Series A Common Stock Series B Common Stock
                                     Beneficial             Beneficial
                                    Ownership(2)           Ownership(2)
                                --------------------- -------------------------
                                           Percent of                Percent of
Name and Address (1)              Number   Series (%)   Number       Series (%)
------------------------------- ---------- ---------- ----------     ----------
David J. Barrett (3)...........    214,886       *            --          --

Anthony J. Vinciquerra (4).....    160,450       *            --          --

Harry T. Hawks (5)(6)..........    187,334       *            --          --

Terry Mackin...................         --      --            --          --

Philip M. Stolz (7)............     88,803       *            --          --

Bob Marbut (5)(8)..............  1,155,461     2.3%           --          --

Frank A. Bennack, Jr. .........     25,000       *            --          --

John G. Conomikes..............     20,000       *            --          --

Ken J. Elkins (9)..............     33,550       *            --          --

Victor F. Ganzi................     50,000       *            --          --

George R. Hearst, Jr. .........     15,000       *            --          --

William Randolph Hearst
 III (10)......................     18,000       *            --          --

Gilbert C. Maurer..............     10,000       *            --          --

Michael E. Pulitzer (9)(11)....  4,127,892     8.2%           --          --

David Pulver (5)(12)...........     91,656       *            --          --

Virginia Hearst Randt (10).....      8,000       *            --          --

Caroline L. Williams (12)......     38,946       *            --          --

All Company directors and
 executive
 officers as a group (17
 persons) (13).................  6,244,978    12.4%           --          --

Hearst Broadcasting,
 Inc. (14)..................... 19,191,029    38.0%   41,298,648(15)     100%

David E. Moore (11)............  3,597,662     7.1%           --          --

Emily Rauh Pulitzer (11).......  8,203,654    16.3%           --          --

--------
  * Represents beneficial ownership of less than 1% of the issued and outstanding shares of Series A Common Stock.
 (1) Unless otherwise indicated, the address of each person or entity named in the table is c/o Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106.

 (2) Number and percent of outstanding Series A Common Stock does not include any shares of Series A Common Stock issuable upon the conversion of the Series B Common Stock, Series A Preferred Stock or Series B Preferred Stock into Series A Common Stock.
 (3) Includes 209,167 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
 (4) Includes 145,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
 (5) Indicates that such person is a party to a Registration Rights Agreement with the Company dated as of August 29, 1997.
 (6) Includes 83,334 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
 (7) Includes 86,666 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
 (8) Includes 250,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
 (9) Includes 4,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(10) Includes 8,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(11) Indicates that such person is a party to a Registration Rights Agreement with the Company dated May 25, 1998.
(12) Includes 25,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(13) Includes 848,167 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.
(14) The Hearst Family Trust is the sole common stockholder of Hearst, which is the sole stockholder of Hearst Holdings, which is the sole stockholder of Hearst Broadcasting. The address of The Hearst Family Trust is 888 Seventh Avenue, New York, New York 10106. The address of Hearst, Hearst Holdings and Hearst Broadcasting is 959 Eighth Avenue, New York, New York 10019.
(15) Indicates the number of shares of Series B Common Stock held by Hearst Broadcasting. The shares of Series B Common Stock are convertible at any time at the option of the holder on a share-for-share basis into shares of Series A Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The SEC requires that each registrant's executive officers and directors, and beneficial owners of more than 10% of any class of equity security registered pursuant to the Exchange Act, make certain filings on a timely basis under Section 16(a) of the Exchange Act. Based solely on a review of copies of such reports of ownership furnished to the Company, the Company believes that during the past fiscal year all of its officers, directors and greater than 10% beneficial holders complied with all applicable filing requirements, except that (i) a Form 4 reporting Hearst Holdings, Inc.'s acquisition of the Company's shares in May 2000 was filed on July 11, 2000;
(ii) a Form 4 reporting Hearst Broadcasting, Inc.'s acquisition of the Company's shares in May 2000 was filed on July 11, 2000; (iii) a Form 4 reporting The Hearst Family Trust's acquisition of the Company's shares in May 2000 was filed on July 11, 2000; and, (iv) a Form 4 reporting The Hearst Corporation's acquisition of the Company's shares in May 2000 was filed on July 11, 2000.

                          ANNUAL REPORT ON FORM 10-K

  Upon written request of any beneficial shareholder or shareholder of record, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (including the exhibits, financial statements and the schedules thereto) required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act will be provided, without charge, from the Investor Relations Department, 888 Seventh Avenue, New York, New York 10106.

                         STOCKHOLDER PROPOSAL DEADLINE

  Stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in New York, New York, addressed to the Secretary of the Company, not later than December 10, 2001. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Exchange Act. The Company may solicit proxies to use discretionary authority to vote on any stockholder proposal received after February 22, 2002.

                             INDEPENDENT AUDITORS

  The Company has selected Deloitte & Touche as its independent auditors. Representatives of Deloitte & Touche will be present at the 2001 Annual Meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

                                 OTHER MATTERS

  At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          By Order of the Board of Directors,

                                          /s/ David J. Barrett
                                          David J. Barrett,
                                          President and Chief Executive
                                          Officer

Dated: April 9, 2001

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

                                                                     APPENDIX I

                        HEARST-ARGYLE TELEVISION, INC.

                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN

  WHEREAS, on August 28, 1997 the stockholders of Hearst-Argyle Television, Inc. adopted the Hearst-Argyle Television, Inc 1997 Stock Option Plan; and

  WHEREAS, Hearst-Argyle Television, Inc. desires to amend and restate the Hearst-Argyle Television, Inc 1997 Stock Option Plan as set forth herein and to adopt such amendment and restatement as the resulting "Amended and Restated 1997 Stock Option Plan", subject to approval by the stockholders of Hearst-Argyle Television, Inc. (the "Approval").

  1. Plan Name and Purpose. Following the Approval, the 1997 Stock Option Plan, as amended and restated herein, shall be known as the "Hearst-Argyle Television, Inc. Amended and Restated 1997 Stock Option Plan", hereinafter referred to as the "Plan." The purposes of the Plan are (i) to provide incentives for key employees and Non-Employee Directors (as hereinafter defined) of Hearst-Argyle Television, Inc. (the "Company"), and its subsidiary corporations (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, (the "Code") and referred to herein as "Subsidiaries") by encouraging their ownership of Series A common stock, $0.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees and Non-Employee Directors, upon whose efforts the Company's success and future growth depends, and attracting other such employees and Non-Employee Directors.

  2. Administration. This Plan shall be administered by the Company's Board of Directors. Subject to the terms of this Plan, the Board shall have plenary authority to determine the persons to whom options are to be granted, the number of shares to be subject to each such option, to determine the terms and provisions of any option agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan. For purposes of administration, the Board, subject to the terms of this Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Board shall be final, conclusive and binding on all persons, including the holders of options granted under this Plan ("Optionees") and their legal representatives and beneficiaries.

  The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Compensation Committee (the "Committee"), and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. The Committee shall be appointed from time to time by the Board of Directors. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members of the Committee shall be as effective as if it had been made by a majority vote at a Committee meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his or her service on the Committee, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.

  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor statute (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act ("Rule 16b-3"). To the extent any provision of the Plan or action by the Board of Directors of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

  3. Shares of Stock Available for Options. The aggregate number of shares of Stock that may be issued under this Plan shall equal 8,745,362, subject to any adjustments that may be made pursuant to Section 5(g) hereof. Shares of Stock used for purposes of this Plan may be either authorized or unissued shares, or previously issued shares, held in the treasury of the Company, or both. Immediately upon the termination or forfeiture of any option granted under this Plan (other than by reason of exercise or other cancellation for consideration), any shares of Stock covered by such option shall be available for grant as further options hereunder.

  Unless specifically defined otherwise, "Fully Diluted Shares" means, as of any date, the sum of (i) the number of shares of Stock then outstanding (not including any shares held in treasury) and (ii) without duplication, the number of shares of Stock issuable upon conversion, exchange or exercise of all outstanding securities, other obligations, options or warrants, convertible into, exchangeable for or otherwise providing the right to acquire such shares.

  4. Eligibility. Options under this Plan may be granted to key employees and Non-Employee Directors of the Company or any Subsidiary. In selecting persons to be granted options, the Board may take into consideration any factors it may deem relevant, including its estimate of the person's present and potential contributions to the success of the Company and its Subsidiaries. The maximum number of shares of Stock with respect to which stock options may be granted in any one year to any employee shall not exceed 500,000.

  5. Terms and Conditions of Options. The Board shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

    (a) Option Agreement. Each option granted under this Plan shall be evidenced by a written option agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall deem appropriate, consistent with the terms of this Plan.

    (b) Option Price. The price at which each share of Stock covered by an option granted under this Plan may be purchased shall be determined by the Board and shall not be less than the fair market value per share of Stock at the time of grant, subject to the incentive stock option provisions set forth in Section 6. The date of the grant of an option shall be the date specified by the Board in its grant of the option.

    (c) Option Period. The period for exercise of an option shall not exceed ten (10) years plus one day from the date of grant, subject to the provisions of Sections 5(e), 5(h), 6, and the provisions of any option agreement.

    (d) Exercise of Options. In order to exercise all or any portion of an option granted under this Plan, the Optionee, or his or her representative, devisees or heirs, as applicable, shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company or shares of Company Stock having a fair market value equal to the purchase price therefor. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him or her. An option may not be exercised for less than one hundred (100) shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is less.

    (e) Effect of Termination of Employment or Service as a Non-Employee Director. Except as may be set forth in any option agreement, the following provisions of this Section 5(e) shall govern the treatment of options upon the termination of an Optionee's employment or service as a non-employee director by the Company and each of the Subsidiaries (hereinafter, the "Optionee's Employment or Service"):

      (i) An option will automatically be forfeited and unexercisable upon the termination of an Optionee's Employment or Service if such termination was for Cause (as defined below) or was voluntary by the Optionee (other than voluntary termination in connection with the Optionee's retirement upon or after such Optionee reaches age 65 ("Retirement Age"). Unless otherwise specifically defined in an Option Agreement, a termination shall be for "Cause" if the Company (or a

    Subsidiary) terminates the Optionee's Employment or Service because (A) the Optionee is convicted of a crime that is a felony (other than a traffic or moving violation); (B) the Optionee has willfully and materially breached, habitually neglected or failed to perform satisfactorily his or her duties as an employee, consultant or non-employee director; or, (C) the Optionee commits any material act or fraud or dishonesty during the course of the Optionee's Employment or Service.

      (ii) If an Optionee's Employment or Service is terminated because of
    (A) the death of the Optionee or (B) the Disability (as defined in subsection (v) below) of the Optionee, the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any options granted under this Plan that are exercisable on the date the Optionee's Employment or Service so terminates at any time prior to one year from the date of such termination.

      (iii) If an Optionee's Employment or Service is terminated because of the retirement of the Optionee at or after the Optionee reaches Retirement Age, then the Optionee may exercise any options granted under this Plan that are exercisable on the date the Optionee's Employment or Service so terminates at any time prior to one year from the date of such termination, subject to the incentive stock option provisions set forth in Section 6.

      (iv) If the Company terminates the Optionee's Employment or Service for any reason other than for Cause, then the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any options granted under this Plan that are exercisable on the date the Optionee's Employment or Service so terminates at any time prior to one year from the date of such termination, subject to the incentive stock option provisions set forth in Section 6. Notwithstanding the foregoing, if the Optionee's Employment or Service is terminated because the Optionee has become an employee of another company that is affiliated with the Company, through common ownership, common management or otherwise, then the options granted to such Optionee under this Plan shall not be deemed to be terminated, but rather shall continue in full force and effect as if the Optionee's Employment or Service had not been terminated.

      (v) Unless otherwise specifically defined in an Option Agreement, "Disability," as such term is used herein, shall refer to the Optionee becoming physically or mentally disabled (as determined in good faith by the Board) so that Optionee is unable to perform Optionee's duties which Optionee is required to perform for a period of more than one hundred twenty (120) consecutive days or more than one hundred eighty
    (180) days in the aggregate during any calendar year.

      (vi) If an Optionee's Employment or Service is terminated with the approval of the Board, the Board may, at its discretion, accelerate or otherwise modify the vesting conditions applicable to any options which are not exercisable on the date the Optionee's Employment or Service terminates, extend the period following termination of employment during which any outstanding options may be exercised (but in no event beyond the original exercise term of the grant), or modify the vesting terms and extend the exercise term of the grant.

      (vii) Nothing in this Plan or in any option granted pursuant to this Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary, to continue to serve as a member of the Board, or to interfere in any way with the right of the Company to terminate his or her Employment or Service at any time.

    (f) Transferability of Options. During the lifetime of an Optionee, options held by such Optionee shall be exercisable only by the Optionee or his or her personal representative in the event of the Optionee's Disability. In the event of Optionee's death, options that remain exercisable under the terms of this Plan and the applicable Option Agreements may be exercised by the Optionee's representative, devisees or heirs, as applicable. Options shall be transferable by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may permit an Optionee to transfer exercise rights to any outstanding non-qualified stock options, provided such transfers are made to Permitted Transferees, as defined herein, and are made without consideration, for bona fide estate planning purposes. The Board shall establish whatever administrative criteria it deems appropriate in reviewing and approving such transfer requests. For purposes of this Section 5(f), "Permitted Transferees" shall mean a member of an Optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the Optionee and/or such immediate family members are the only partners. Immediate family members shall include an Optionee's spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

    (g) Adjustments for Change in Stock Subject to Plan and Other
  Events. Subject to any more particular rights that the Board may grant to an Optionee under an Option Agreement, in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in or event affecting the corporate structure or Stock of the Company, the Board may make such adjustments, if any, in the number of shares subject to this Plan and in the number of shares covered by outstanding options and/or in the option price per share as it deems appropriate and necessary to preserve the value of the benefits provided hereunder.

    (h) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. The Board may provide, in an Option Agreement relating to any option granted hereunder, that in connection with any Change of Control (as hereinafter defined) of the Company, effective as of such date as the Board shall determine, the exercisability of such option shall be accelerated and the option may be immediately exercised to purchase all or any portion of the shares of Stock subject to such option, or all or a portion of such option may be terminated, as determined by the Board.

    "Change of Control" shall mean (i) a merger or consolidation in which the Company is a constituent corporation following which securities of the surviving or resulting corporation possessing less than 50% of the combined voting power of such corporation's outstanding voting securities (computed on either an actual or fully diluted basis) with respect to matters submitted to a vote of the stockholders generally shall then be owned in the aggregate by persons who prior thereto were stockholders of the Company; (ii) a sale or transfer by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity that is not a Subsidiary of the Company;
  (iii) any "person" (as such term is used in Sections 3(a)(9) or 13(d)(3) of the 1934 Act), other than Excluded Persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; (iv) any "person" other than Excluded Persons is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the then outstanding Stock; (v) at such time as any shares of Series B common stock, $0.01 par value, of the Company are no longer outstanding, within any two-year period, a majority of the Company's Board of Directors is no longer composed of persons who were directors at the beginning of such two-year period, unless the continuing directors, together with the new directors who were approved by a majority of the prior directors, constitute a majority of the Board; (vi) the Company adopts a plan of dissolution or liquidation or liquidates or dissolves; or (vii) any transaction or series of transactions which has a reasonable likelihood or a purpose of producing, directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the 1934 Act. The term "Excluded Persons" means each of (i) The Hearst Corporation or any other "Permitted Transferee" (as defined in Article Four of the Company's Amended and Restated Certificate of Incorporation) and (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company.

    Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Section 5(c).

    (i) Stock Legends. Certificates evidencing shares of Stock issued under the Plan shall have conspicuously noted thereon such restrictions on transferability as the Company may require in order to ensure compliance with applicable federal and state securities laws and regulations.

    (j) Options for Non-Employee Directors. Notwithstanding any provision herein to the contrary, each Non-Employee Director of the Company shall be awarded options to purchase 4,000 shares of Stock each year that such person continues to serve as a director of the Company, and an additional 1,000 shares of Stock each year that such person serves as a chairperson of a committee of the Board. The initial grant to each Non-Employee Director shall have been made as of the adoption of the 1997 Stock Option Plan (or as soon thereafter as is reasonably practicable) and each subsequent annual grant shall be made on each anniversary of the date of the initial grant for as long as such Non-Employee Director continues to serve as a director of the Company or any of its Subsidiaries. All such options granted to the Non-Employee Directors shall have an exercise price equal to the fair market value of the Stock as of the date of grant (as determined by the Board of Directors), shall become fully exercisable two
  (2) years from the date of grant and shall expire ten (10) years from the date of grant.

    "Non-Employee Director", as defined by Rule 16b-3 shall mean a director of the Company who (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to
  Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

    (k) Other Terms and Conditions. The Board may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

  6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under this Plan to eligible employees which constitute "incentive stock options" (within the meaning of Section 422(b) of the Code), provided, however, that the following provisions shall be applicable to such options ("Incentive Stock Options"):

    (a) No Incentive Stock Option shall be exercisable more than ten (10) years from the date of grant thereof.

    (b) To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans for the Company and its Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options.

    (c) No Incentive Stock Option shall be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Subsidiaries, unless (i) at the time such option is granted the option price is at least 110% of the fair market value of the Stock subject to the option, and (ii) such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

    (d) The purchase price of a share of Stock under an Incentive Stock Option shall be no less than 100% of the fair market value of a share of Stock as of the date such option is granted.

    (e) An Incentive Stock Option shall be exercisable only while the Optionee is an employee of the Company or a Subsidiary, or within three (3) months after the date that the Optionee's employment with the Company is terminated for reasons other than death or Disability, for Cause, or voluntary termination by the Optionee.

  7. Amendment and Termination. Unless this Plan previously shall have been terminated as hereinafter provided, this Plan shall terminate on, and no option shall be granted hereunder, ten (10) years from (i) the date the 1997 Stock Option Plan was adopted by the Board or (ii) the date the 1997 Stock Option Plan was approved by the Company's stockholders, whichever is earlier; provided, however, that the Board may at any time prior to that date terminate this Plan. The Board may at any time amend this Plan; provided, however, that an amendment shall be subject to stockholder approval if such approval is required for favorable treatment under Rule 16b-3 or the Code or is required by the rules of any securities exchange or market system on which securities of the Company are listed, reported or admitted to trading at the time such amendment is adopted. No termination or amendment of this Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee. Notwithstanding anything in this Section 7 to the contrary, this Plan may from time to time be amended to satisfy or otherwise conform to the conditions and requirements and provisions set forth in Rule 16b-3 or in any successor role.

  8. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary or other person entitled to act under the terms hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. Without limiting the generality of the foregoing, Optionees may be given the opportunity to elect to have shares of Stock acquired through exercise of the option withheld to satisfy withholding tax obligations.

                                                                    APPENDIX II

                        HEARST-ARGYLE TELEVISION, INC.

                            AUDIT COMMITTEE CHARTER

Statement of Policy

  The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") in fulfilling its responsibilities to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Hearst-Argyle Television, Inc. and its subsidiaries ("HTV"), and the quality and integrity of the consolidated financial statements of HTV. In doing so, it is the responsibility of the Committee to maintain free and open means of communication among the Board and external auditors, internal auditors and the management of HTV. HTV's external auditors are ultimately accountable to the Committee and the Board.

Membership

  The Committee shall be composed solely of outside directors who have no employment or professional relationship with HTV and are independent of HTV management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The Committee will have at least three members, who are appointed by the Board. The Board shall appoint one of the members of the Committee to serve as Chairperson.

Responsibilities and Procedures

 1. Review and recommend to the Board the external auditors to be selected to audit the consolidated financial statements of HTV, and, where appropriate, to replace the external auditors.

 2. Review the appropriateness of the fees of the external auditors for both auditing and non-auditing services and the effect thereof on their independence. Receive a written statement on a periodic basis from the external auditors delineating all relationships between the external auditors and HTV, consistent with the Independence Standards Board Standard 1, as may be modified or supplemented. The Committee shall actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and, if necessary, recommend that the Board take appropriate action in response to the external auditors report to satisfy the Board of the external auditors independence.

 3. Meet with management and the external auditors prior to commencement of the annual audit by the external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality; meet again with the external auditors subsequent to completion of that audit for the purpose of reviewing the results.

 4. Prior to issuance of HTV's quarterly and annual earnings releases, review with management and the external auditors the quarterly and annual condensed consolidated statements of operations and other financial information to be included in the release.

 5. Prior to the filing of HTV's Quarterly Report on Form 10-Q, review with management and the external auditors the Form 10-Q and discuss any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV's consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies.

 6. Prior to the filing of HTV's Annual Report on Form 10-K, review with management and the external auditors the Form 10-K and matters described in Statement on Auditing Standards No. 61, as may be modified or supplemented, of the AICPA, Communication with Audit Committees, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV's consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies, and recommend to the Board whether the audited financial statements of HTV should be included in HTV's Annual Report or Form 10-K.

 7. Commencing calendar year 2001, issue a report annually to the Board, a copy of which shall be included in HTV's annual meeting proxy statement, stating whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received from the external auditors disclosures regarding the auditor's independent required by Independence Standards Board 1 and discussed with the external auditors the auditors independence; and (iv) recommended to the Board that the audited financial statements be included in HTV's Annual Report or Form 10-K.

 8. Discuss with the external auditors, the auditors' judgments about the quality--not just the acceptability--of HTV's accounting principles as applied in its consolidated financial statements. The discussion should include such issues as the clarity of HTV's financial disclosures, the degree of aggressiveness or conservatism of HTV's accounting principles, and the underlying estimates and other significant decisions made by management in preparing the financial disclosures.

 9. Review with management, the external auditors and the internal auditors the adequacy and effectiveness of the system of internal accounting controls of HTV, any recommendations of the external and/or internal auditors with respect to any material weaknesses in the system of internal controls and any material matters or problems with respect to accounting, EDP records, procedures or operations of HTV which have not been resolved to such auditors' satisfaction after having been brought to the attention of management.

10. Review the function of the internal audit department, its budget, organization, activities, independence and authority of its reporting obligations. In addition, review the coordination of such activities with the external auditors.

11. Serve as management's, the external auditors' and the internal auditors' access to the Board with respect to all matters within the scope of the Committee.

12. Provide sufficient opportunity for the external auditors and the internal auditors to meet with members of the Committee without management present. Among the items to be discussed at these meetings are the auditors' evaluation of the corporation's financial, accounting and internal auditing personnel, and the cooperation that the auditors received during the course of audit.

13. Instruct management, the external auditors and the internal auditors that the Committee expects to be advised if there are areas that require the Committee's special attention.

14. Investigate all matters brought to the Committee's attention within the scope of its duties, with the power to retain outside counsel or other consultants for this purpose if, in the Committee's judgment, that is appropriate.

15. Review with management and the external auditors the audit of employee benefit plans.

16. Review with management and HTV's tax advisors the status of tax returns, including open years and potential disputes. Review with the external auditors the adequacy of tax reserves included in HTV's consolidated financial statements.

17. Review the circumstances of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities. Initiate an investigation of any special situation, if warranted.

18. Review the status of significant litigation with in-house general counsel and outside legal counsel, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

19. Review compliance with all applicable Securities and Exchange Commission and New York Stock Exchange rules and regulations.

20. Report to the Board on a regular basis and submit the minutes of all Committee meetings to the Board.

21. Annually review and assess this Charter. This Charter may be amended by the recommendation of the Committee and the approval of the independent members of the Board. All amendments will be reported to the Board.

Limitations on Scope

  The Committee members shall serve on the Committee subject to the understanding on their part and the part of HTV management, the external auditors and the internal auditors that:

  1. The Committee members are not employees or officers of HTV and are not directly involved in HTV's daily operations, and they will not serve as members of the Committee on a full-time basis.

  2. The Committee members expect HTV's management, the external auditors and the internal auditors to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly.

  3. To the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

  The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of HTV's Certificate of Incorporation which:

  1. Together with the bylaws, provides indemnification for their benefit;
     and,

  2. To the fullest extent provided by law, provides that no director shall be liable to HTV or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                                                    APPENDIX III

--------------------------------------------------------------------------------
P R O X Y


                        HEARST-ARGYLE TELEVISION, INC.

  This Proxy is solicited on behalf of the Board of Directors of Hearst-Argyle Television, Inc.

  The undersigned hereby appoints David J. Barrett, Anthony J. Vinciquerra and Harry T. Hawks, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of Series A Common Stock, Series A Preferred Stock and Series B Preferred Stock of Hearst-Argyle Television, Inc., held of record by the undersigned on March 30, 2001, at the Annual Meeting of Stockholders to be held on May 10, 2001, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                    (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        HEARST-ARGYLE TELEVISION, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


1.  ELECTION OF DIRECTOR:

    Class II Series A (Term expires in 2003)
    Nominee: David Pulver

    For        Withhold

    [_]          [_]


2.  APPROVAL OF THE AMENDED AND RESTATED 1997 STOCK OPTION PLAN.


    For         Against         Abstain

    [_]          [_]              [_]



3. At the discretion of such Proxies, on any other matter that properly may come before the meeting or any adjournment thereof.

    For         Against         Abstain

    [_]          [_]              [_]

Item 1 and Item 2 were proposed by Hearst-Argyle Television, Inc.
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Items 1, 2 and 3.


                                        Date ----------------------------, 2001


                                        ---------------------------------------
                                        Signature
-----------------------------------
THIS SPACE RESERVED FOR ADDRESSING
(key lines do not print)
-----------------------------------
                                        ----------------------------------------
                                        Signature if Held Jointly

                                        Please sign as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.